Exhibit 4.4

[FORM OF WARRANT AGREEMENT BETWEEN MELLON INVESTOR SERVICES LLC AND

THE REGISTRANT]

WARRANT AGREEMENT

COMMON STOCK WARRANT AGREEMENT

dated as of                                  , 2005

between

HEALTHCARE ACQUISITION PARTNERS CORP.

and

MELLON INVESTOR SERVICES LLC, as Warrant Agent

Common Stock Warrants

Expiring                                  , 2010

COMMON STOCK WARRANT AGREEMENT

COMMON STOCK WARRANT AGREEMENT, dated as of                                  , 2005 (as modified, amended or supplemented, this “Agreement”), between HEALTHCARE ACQUISITION PARTNERS CORP., a Delaware corporation (the “Company”) and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Warrant Agent (the “Warrant Agent”).

W I T N E S S E T H:

WHEREAS, the Company proposes to sell units (the “Units”) consisting of one share of the Company’s common stock, par value $.0001 per share (each, a “Share”), and two warrants (each, a “Warrant”), each of which represents the right to purchase one Share. The Warrants will be evidenced by warrant certificates issued pursuant to this Agreement being herein called (the “Warrant Certificates”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange, exercise and cancellation of the Warrants, and the Company wishes to set forth in this Agreement, among other things, the provisions of the Warrants, the form of the Warrant Certificates evidencing the Warrants and the terms and conditions upon which the Warrants may be issued, transferred, exchanged, exercised and canceled.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

ISSUANCE OF WARRANTS AND FORM, EXECUTION,

DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01. Issuance of Warrants. Each Warrant shall represent the right, subject to the provisions contained herein and therein, to purchase one Share at the Exercise Price set forth in Section 2.01. Two Warrants shall be issued together with one Share as part of a single Unit, and shall not be separately transferable before                                  , 2005, unless FTN Midwest Securities Corp. determines that an earlier date is acceptable; provided, however, that in no event shall such Warrants or Shares be separately transferable before the later of (i) the date on which the Company files an audited balance sheet reflecting receipt of the gross proceeds of the initial public offering of Units, or (ii)                                  , 2005 (such date of transferability, the “Detachment Date”). All of the Warrants shall initially be represented by one or more Book-Entry certificates (each, a “Book-Entry Warrant Certificate”). Each Warrant Certificate included in such Unit shall evidence two Warrants.

SECTION 1.02. Form, Execution and Delivery of Warrant Certificate

(a) One or more Warrant Certificates evidencing Warrants to purchase not more than 38,333,334 Shares (except as provided in Sections 1.03, 1.04 and 2.03(e)) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter

(b) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement (but which do not affect the rights, duties or responsibilities of the Warrant Agent). Each Book-Entry Warrant Certificate shall bear such legend or legends as may be required by the Depository (as defined below) in order for it to accept the Warrants for its book-entry settlement system. Each Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any regulation of any stock exchange or electronic market on which the Units, Shares or Warrants may be listed, or to conform to usage. Each Warrant Certificate shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Vice President. The signature of any such officer on any Warrant Certificate may be manual or facsimile. Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent together with an order for the countersignature and delivery of such Warrants.

(c) The Warrant Agent shall, upon receipt of any Warrant Certificate duly executed on behalf of the Company, countersign such Warrant Certificate and deliver such Warrant Certificate to or upon the order of the Company. Each Warrant Certificate shall be dated the date of its countersignature.

(d) No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby may be exercised, unless such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

(e) If any officer of the Company who has signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company as specified in this Section 1.02, regardless of whether at the date of the execution of this Agreement any such person was such officer.

(f) The Holders (as defined below) shall, except as stated below with respect to Warrants evidenced by a Book-Entry Warrant Certificate, be entitled to receive Warrants in physical, certificated form.

(g) A Book-Entry Warrant Certificate may be exchanged for a new Book-Entry Warrant Certificate, or one or more new Book-Entry Warrant Certificates may be issued, to reflect the issuance by the Company of additional Warrants. To effect such an exchange, the Company shall deliver to the Warrant Agent one or more new Book-Entry Warrant Certificates duly executed on behalf of the Company as provided in this Section 1.02. The Warrant Agent shall countersign each new Book Entry Warrant Certificate as provided in this Section 1.02 and shall deliver each new Book-Entry Warrant Certificate to the Depository. The Warrant Agent shall cancel each Book-Entry Warrant Certificate delivered to it by the Depository in exchange for each new Book-Entry Warrant Certificate it delivers to the Depository.

SECTION 1.03. Transfer of Warrants.

(a) All of the Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Except as provided for in Section 1.03(b) hereof, no person acquiring Warrants with book-entry settlement through the Depository shall receive or be entitled to receive physical delivery of definitive Warrant Certificates evidencing such Warrants. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”).

(b) If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent in writing regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent in writing to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants. Such definitive Warrant Certificates shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above.

(c) Prior to the Detachment Date, Warrants may be transferred or exchanged only together with the Unit in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, prior to the Detachment Date, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. From and after the Detachment Date, this Section 1.03(c) shall be of no further force and effect.

(d) A Warrant Certificate may be transferred at the option of the Holder thereof upon surrender of such Warrant Certificate at the stock transfer division of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

(e) After the Detachment Date, upon surrender at the stock transfer division of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for such exchange, all in form satisfactory to the Company and the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates in any other authorized denominations; provided, that such new Warrant Certificate(s) evidence the same aggregate number of Warrants as the Warrant Certificate(s) so surrendered. Upon any such surrender for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02, in the name of the Holder of such Warrant Certificates, the new Warrant Certificates.

(f) The Warrant Agent shall keep or cause to be kept, at its stock transfer division, books in which it shall register Warrant Certificates in accordance with Section 1.02 and transfers, exchanges, exercises and cancellations of outstanding Warrant Certificates (the “Warrant Register”). Whenever any

Warrant Certificates are surrendered for transfer or exchange in accordance with this Section 1.03, an authorized officer of the Warrant Agent shall countersign and deliver the Warrant Certificates that the Holder making the transfer or exchange is entitled to receive. Until a Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

(g) No service charge shall be made for any transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such transfer or exchange. The Warrant Agent shall promptly forward any such sum collected by it to the Company or to such persons as the Company shall specify by written notice. The Warrant Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or governmental charges have been paid

SECTION 1.04. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of security or indemnity satisfactory to the Company or the Warrant Agent and, in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of written notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall prepare, execute and deliver a new Warrant Certificate of like tenor and dated as of such cancellation to the Warrant Agent and the Warrant Agent shall countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, the new Warrant Certificate to the Holder in lieu of the Warrant Certificate so lost, stolen, mutilated or destroyed. No service charge shall be made for any replacement of Warrant Certificates, but the Company may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange. To the extent permitted under applicable law, the provisions of this Section 1.04 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates and shall preclude any and all other rights or remedies.

SECTION 1.05. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for the purpose of transfer, exchange or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent for cancellation or in cancelled form, or, if surrendered to the Warrant Agent, will be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. Any Warrant Certificate surrendered to the Company for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly delivered to the Warrant Agent and such transfer, exchange or exercise shall not be effective until such Warrant Certificate has been received by the Warrant Agent. The Company will deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent will so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent will destroy the cancelled and retired Warrant Certificates and notify the Company of the destruction of such Warrant Certificates.

SECTION 1.06. Treatment of Holders and Beneficial Owners of Warrant Certificates.

(a) The term “Holder”, as used herein, shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the Warrant Register or, prior to the Detachment Date, the person in whose name the Unit in which such Warrant Certificate was initially included is registered upon the Warrant Register relating to such Units.

(b) The term “Beneficial Owner” as used herein shall mean any person in whose name ownership of beneficial interests in Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee, or by a Participant or, prior to the Detachment Date, the person in whose name the Unit in which such Warrant Certificate was initially attached is registered upon the Warrant Register relating to such Units.

(c) Every Holder and every Beneficial Owner consents and agrees with the Company, the Warrant Agent and with every subsequent Holder and Beneficial Owner that until the Warrant Certificate is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute owner of the Warrants evidenced thereby for any purpose and as the person entitled to exercise the rights attaching to the Warrants evidenced thereby, any notice to the contrary notwithstanding.

ARTICLE II

EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01. Exercise Price. The initial exercise price of each Warrant issued hereunder shall be $5.00 (the “Exercise Price”), unless otherwise agreed in writing by the Company and a Holder thereof.

SECTION 2.02. Duration of Warrants. Subject to the terms and provisions of this Agreement, including Article IV, and the limitations set forth herein, each Warrant may be exercised on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the later of the Company’s completion of a Business Combination (as defined below) or                                  , 2006 and ending at 5:00 P.M., New York time, on                                  , 2010 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the Holder under this Agreement shall cease. The Company and any Holder may establish different terms relating to the exercise period and expiration date of any Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

As used herein, the term “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of combination, of one or more operating businesses in the healthcare-related sector, having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar type of combination, written notice of which shall be promptly thereafter delivered to the Warrant Agent.

SECTION 2.03. Exercise of Warrants.

(a) A Holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its office designated for such purpose (i) the Warrant Certificate evidencing the Warrants to be exercised, and, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an election to purchase the Shares underlying the Warrants to be exercised (“Election to Purchase”), properly completed and executed by the Holder on the reverse of the Warrant Certificate or, in the case of a Book-Entry

Warrant Certificate, properly executed by the Participant and substantially in the form included on the reverse of each Warrant Certificate, and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (A) the Warrant Certificate or the Book-Entry Warrants, (B) the Election to Purchase, or (C) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a Holder of the invalidity of any exercise of Warrants.

The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall reasonably endeavor to advise the Company at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account.

(b) The Warrant Agent shall, by 11:00 A.M on the Business Day following the Exercise Date of any Warrant, reasonably endeavor to advise the Company and the transfer agent and registrar in respect of the Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Agreement, the instructions of each Holder or Participant, as the case may be, with respect to delivery of the Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates or one or more Book-Entry Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, and, to the extent the Warrant Agent is in possession of it, such other information as the Company or such transfer agent and registrar shall reasonably require.

(c) The Company shall, by 5:00 P.M., New York time, on the third Business Day next succeeding the Exercise Date of any Warrant, execute, issue and deliver to the Warrant Agent, the Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder or the Participant, as the case may be. Upon receipt of such Shares, the Warrant Agent shall, by 5:00 P.M., New York time, on the fifth Business Day next succeeding such Exercise Date, transmit such Shares, to or upon the order of the Holder or Participant, as the case may be, together with, or preceded by the prospectus referred to in Section 6.07 hereof. The Company agrees that it will provide such information and documents to the Warrant Agent as may be necessary for the Warrant Agent to fulfill its obligations hereunder.

(d) The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Shares. From and after the issuance of such Shares, the former Holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former Holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

(e) Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant

Agent as provided in Section 1.02 hereof, and delivered to the Holder at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder.

(f) The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Shares until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

SECTION 2.04. Adjustment Under Certain Circumstances.

(a) The rate at which Shares shall be delivered upon exercise of Warrants (the “Exercise Rate”) shall be initially one (1) Share for each Warrant so exercised. The Exercise Rate shall be adjusted in certain instances as provided in this Section 2.04 hereof, but shall not be adjusted for any other reason or event. Upon adjustment of the Exercise Rate, the Exercise Price shall also be adjusted in accordance with this Section 2.04.

(b) Stock Dividends. If after the date hereof, and subject to the provisions of paragraph (f) below, the number of outstanding Shares is increased by a stock dividend payable in Shares or other similar distribution involving all holders of Shares, then, on the effective date of such stock dividend, or other similar distribution, the Exercise Rate shall be adjusted to equal the rate determined by dividing the Exercise Rate in effect at the close of business on the record date fixed for the determination of holders of Shares entitled to receive such dividend or other distribution by a fraction, (i) the numerator of which shall be the number of Shares outstanding at the close of business on the record date fixed for such determination, and (ii) the denominator of which shall be the sum of such number of Shares in clause (i) above plus the total number of Shares constituting such dividend or other distribution. Any such adjustment pursuant to this paragraph (a) shall become effective immediately after the opening of business on the day following the record date fixed for such determination. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Exercise Rate shall again be adjusted to the Exercise Rate that would then be in effect if such dividend or distribution had not been declared.

(c) Subdivision / Combination of Shares. In case outstanding Shares shall be subdivided or split-up into a greater number of Shares, the Exercise Rate in effect immediately after the opening of business on the day following the day upon which such subdivision or split-up becomes effective shall be proportionately increased, and conversely, in case outstanding Shares shall be combined, aggregated or reclassified into a smaller number of Shares, the Exercise Rate in effect immediately after the opening of business on the day following the day upon which such combination, aggregation or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) Adjustments in Exercise Price. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted, as provided in paragraphs (b) and (c) above, the Exercise Price shall be adjusted (to the nearest cent, rounding up) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Shares so purchasable immediately thereafter. Any such adjustment pursuant to this paragraph (d) shall become effective immediately after the opening of business on the day following (i) the record date fixed for such determination giving rise to such adjustment or (ii) the day upon which such subdivision or combination giving rise to such adjustment becomes effective, as the case may be. If any event giving rise to such adjustment does not occur, the Exercise Price shall again be adjusted to the Exercise Price that would be in effect without such adjustment.

(e) Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares (other than a change covered by paragraphs (b) or (c) hereof or that solely affects the par value of such Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Shares covered by paragraphs (b) or (c), then such adjustment shall be made pursuant to paragraphs (b), (c), (d) and then this paragraph (e). The provisions of this Subparagraph (e) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(f) Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Shares issuable upon exercise of a Warrant, the Company shall promptly thereafter, and in any event within five business days, give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in paragraphs (b), (c), (d) or (e), then, in any such event, the Company shall give written notice to the Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be fully protected in relying upon any such notice delivered in accordance with this Section 2.04(f), and on any adjustment therein contained, and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such notice. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to investigate or confirm whether the information contained in any such notice complies with the terms of this Agreement or any other document.

(g) No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional Shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2.04, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Share, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to the Warrant holder.

(h) Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2.04, and Warrants issued after such adjustment may state the same Exercise Price and the same number of Shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

(i) The Warrant Agent shall have no duty to determine when an adjustment under this Section 2.04 should be made, how any such adjustment should be calculated, or the amount of any such adjustment.

ARTICLE III

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

AND BENEFICIAL OWNERS OF WARRANTS

SECTION 3.01. No Rights as Holders of Shares Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a holder of any Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

SECTION 3.02. Holder and Beneficial Owner of Warrant May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Holder or any Beneficial Owner of any Warrant, without the consent of the Warrant Agent or, in the case of a Beneficial Owner, the consent of the Holder of any Warrant, may, on such Holder’s or Beneficial Owner’s own behalf and for his, her or its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of, such Holder’s or Beneficial Owner’s right to exercise the Warrants evidenced by any Warrant Certificate in the manner provided in this Agreement and such Warrant Certificate.

SECTION 3.03. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Shares that will be sufficient to permit the exercise in full of all of the then outstanding Warrants issued pursuant to this Agreement.

ARTICLE IV

REDEMPTION OF WARRANTS

SECTION 4.01. Redemption. At any time during the Exercise Period, the Company may, at its option, redeem all, but not part, of the then outstanding Warrants upon giving notice pursuant to this Article IV (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $8.50 per Share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given.

SECTION 4.02. Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Redemption Notice shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the Redemption Date to the Holders of the Warrants to be redeemed at their last addresses as they appear in the Warrant Register. Any Redemption Notice mailed in the manner provided for herein to a Holder of Warrants shall be conclusively presumed to have been duly given regardless of whether such Holder received such Redemption Notice.

SECTION 4.03. Exercise After Notice of Redemption. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company pursuant to this Article IV; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on Redemption Date, other than the right to receive the Redemption Price.

ARTICLE V

CONCERNING THE WARRANT AGENT

SECTION 5.01. Warrant Agent. The Company hereby appoints Mellon Investor Services LLC as Warrant Agent of the Company in respect of the Warrants upon the express terms and subject to the conditions herein set forth (and no implied terms), and Mellon Investor Services LLC hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.

SECTION 5.02. Limitations on Warrant Agent’s Obligations.

(a) The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time shall be subject:

(b) Compensation and Indemnification. The Company agrees to pay the Warrant Agent compensation to be agreed upon between the Warrant Agent and the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Warrant Agent in connection with the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding, judgment, claim, settlement, cost or expense incurred without gross negligence or willful misconduct on the part of the Warrant Agent (as each is finally determined by a court of competent jurisdiction), for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would it expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(c) Agent for the Company. In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants.

(d) Counsel. The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(e) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(f) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Units, Shares or Warrants, or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under an indenture.

(g) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

(h) No Liability for Invalidity. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereon).

(i) No Responsibility for Recitals. The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility hereby for the correctness of the same.

(j) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.03 hereof, to make any demand upon the Company.

(k) No obligation for Non Compliance with Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

(l) Agents. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Warrant Agent acts without gross negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact; provided, that this provision shall not permit the Warrant Agent to assign all or substantially all of its primary record-keeping responsibilities hereunder to any third party provider without the Company’s prior written consent.

(m) Liability. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction). The Warrant Agent shall not be liable for any error of judgment made by it, unless it shall be proved that the Warrant Agent was grossly negligent in ascertaining the pertinent facts. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action. Any liability of the Warrant Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Warrant Agent.

(n) Force Mejeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 5.03. Compliance With Applicable Laws. The Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for its failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

SECTION 5.04. Resignation and Appointment of Successor.

(a) The Company agrees, for the benefit of the Holders from time to time, that there shall at all times be a Warrant Agent hereunder until all the Warrants issued hereunder have been exercised or have expired in accordance with their terms, which Warrant Agent shall be (a) organized under the laws of the United States of America or one of the states thereof, which has a combined capital and surplus of at least $50,000,000 and has an office or an agent’s office in the United States of America, or (b) an affiliate of such an entity.

(b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires such resignation to become effective; provided, that such date shall not be less than 30 days after the date on which such notice is given, unless the Company agrees to accept such notice less than 30 days prior to such date of effectiveness. The Company may remove the Warrant Agent at any time by giving written notice to the Warrant Agent of such removal, specifying the date on which it desires such removal to become effective. Such resignation or removal shall take effect upon the appointment of a successor Warrant Agent (which shall be a company qualified as set forth in Section 5.04(a)), as hereinafter provided, and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

(c) If at any time the Warrant Agent shall resign, or shall cease to be qualified as set forth in Section 5.04(a), or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a petition seeking relief under any applicable federal or state bankruptcy or insolvency law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver, conservator or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or to meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of any applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as set forth in Section 5.04(a), shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a Court, the duties of the Warrant Agent shall be carried out by the Company. Upon the appointment as herein provided of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent under this Agreement.

(d) Any successor Warrant Agent appointed under this Agreement shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment and the terms of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent under this Agreement, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent under this Agreement.

(e) Any person or entity into which the Warrant Agent may be merged or converted or any person or entity with which the Warrant Agent may be consolidated, or any person or entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person or entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, in each case provided that it shall be qualified as set forth in Section 5.04(a), shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, including, without limitation, any successor to the Warrant Agent first named above.

SECTION 5.05. Duties of Warrant Agent.

(a) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by any authorized officer and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the authorized officers, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(b) The Warrant Agent shall not be liable and shall be fully protected in acting upon any written notice, instruction, direction, request or other communication which the Warrant Agent believes to be genuine, and shall have no duty to inquire into or investigate the validity, accuracy or content thereof. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Warrant Agreement.

(c) The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Company only.

(d) The Warrant Agent will not be under any responsibility or liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except the due countersignature thereof by the Warrant Agent); nor will it be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it be responsible or liable for any adjustment required under the provisions hereof or responsible for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual written notice of any adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(e) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(f) The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.

(g) The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, the Warrant Certificate or any other agreement between or among the parties hereto, even though reference thereto may be made in this Warrant Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Warrant Agreement;

(h) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent. The provisions of this Section 5.05 shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

SECTION 5.06. Representations and Warranties of the Company: The Company hereby represents and warrants to the Warrant Agent that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which the Company is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the Company is subject;

(d) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally; and

(e) The Warrants, when issued and delivered to the initial Holders as provided in this Agreement, and the Warrant Shares issued upon exercise of the Warrants, when issued, paid for and delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Amendments.

(a) This Agreement and any Warrant Certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of the Holder of any Warrant, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement or the Warrant Certificates, (ii) evidencing the succession of another person or other entity to the Company and the assumption by any such successor of the covenants of the Company contained in this Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) evidencing and providing for the acceptance of appointment by a successor Depository with respect to each Book-Entry Warrant Certificate, (v) issuing definitive Warrant Certificates in accordance with paragraph (b) of Section 1.03, (vi) adding to the covenants of the Company for the benefit of the Holders or surrendering any right or power conferred upon the Company under this Agreement, (vii) appointing a successor Warrant Agent, or (viii) amending this Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holders in any material respect.

(b) The Company and the Warrant Agent may amend this Agreement and the Warrants by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement; provided, however, that, without the consent of each Holder of Warrants affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the number of Shares purchasable upon exercise of the Warrants or so as to increase the Exercise Price (other than as provided by Section 2.04), (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the Holders in any material respect, or (iv) reduces the number of unexercised Warrants the consent of the Holders of which is required for amendment of this Agreement or the Warrants. A certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section and does not change the Warrant Agent’s rights, duties, liabilities or obligations hereunder, shall be delivered to the Warrant Agent.

SECTION 6.02. Merger, Consolidation, Sale, Transfer or Conveyance. The Company may consolidate or merge with or into any other person or other entity or sell, lease, transfer or convey all or substantially all of its assets to any other person or entity; provided, that (i) either (x) the Company is the continuing entity or (y) the person or entity (if other than the Company) that is formed by or results from any such consolidation or merger or that receives such assets is a person or entity organized and existing under the laws of the United States of America or a state thereof and such person or entity assumes the obligations of the Company with respect to the performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company and (ii) the Company or such successor person or entity, as the case may be, must not immediately be in default under this Agreement. If at any time there shall be any consolidation or merger or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, then in any such event the successor or assuming person or entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrant Certificates as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and, in the event of any such sale, lease, transfer, conveyance (other than by way of lease) or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound-up or liquidated. Such successor or assuming person or entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, Warrant Certificates evidencing the Warrants not theretofore exercised, in exchange and substitution for the Warrant Certificates theretofore issued. Such Warrant Certificates shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificates evidencing the Warrants theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates had been issued at the date of the execution hereof. In any case of any such merger or consolidation or sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, such changes in language and form (but not in substance) may be made in the new Warrant Certificates, as may be appropriate.

SECTION 6.03. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder or a Participant, as the case may be, the Warrant Agent shall promptly forward such notice or demand to the Company.

SECTION 6.04. Addresses. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to Mellon Investor Services LLC, Newport Office Center VII, 480 Washington Blvd., Jersey City, New Jersey, 07310, Attention:                                          , and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Healthcare Acquisition Partners Corp., 350 Madison Avenue, New York, NY 10017, Attention: Chief Executive Officer (or such other address as shall be specified in writing by the Warrant Agent or by the Company, as the case may be). All notices, requests, demands and other communications from the Company to the Warrant Agent, or vice-versa, made under or by reason of the provisions of this Agreement shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested, facsimile or nationally recognized next-Business Day courier. The Company or the Warrant Agent shall give notice to the Holders of Warrants by mailing written notice by first class mail, postage prepaid, to such Holders as their names and addresses appear in the Warrant Register or, prior to the Detachment Date, on the register of the Units.

SECTION 6.05. GOVERNING LAW. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN AND AMONG THE PARTIES HERETO, THE ADJUDICATION AND THE ENFORCEMENT HEREOF AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT

REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6.06. Jurisdiction; Waiver of Jury Trial. Except as otherwise expressly provided in this Agreement, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any legal action arising out of or relating to this Agreement, agrees that all claims in respect of the legal action may be heard and determined in any such court and agrees not to bring any legal action arising out of or relating to this Agreement in any other court. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

SECTION 6.07. Delivery of Prospectus. The Company shall furnish to the Warrant Agent sufficient copies of a prospectus relating to the Shares deliverable upon exercise of Warrants and complying in all material respects with the Securities Act of 1933, as amended (the “Prospectus”), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent shall deliver a Prospectus to the Holder of such Warrant, prior to or concurrently with the delivery of the Shares issued upon such exercise.

SECTION 6.08. Obtaining of Governmental Approvals. The Company shall from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, which the Company may deem necessary or appropriate in connection with the issuance, sale, transfer and delivery of the Warrants, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Shares to be issued upon exercise of Warrants or upon the expiration of the period during which the Warrants are exercisable.

SECTION 6.09. Payment of Taxes. The Company will pay all documentary or stamp taxes, if any, attributable to the initial issuance and transfer of the Warrants pursuant to this Agreement; provided, however, the Company’s obligations in this regard will in all events be conditioned upon the Holder cooperating with the Company and the Warrant Agent in any reasonable arrangement designed to minimize or eliminate any such taxes. Notwithstanding the foregoing, neither the Company nor the Warrant Agent will be required to pay any tax or other governmental charge that may be payable in connection with any split up, further transfer, combination, exercise or exchange of Warrants or Warrant Certificates. The Warrant Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Holder of applicable taxes or governmental charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges are paid

SECTION 6.10. Benefits of Warrant Agreement. Nothing in this Agreement or any Warrant Certificate expressed or implied and nothing that may be inferred from any of the provisions hereof or thereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company, the Warrant Agent and their respective successors and assigns, the Beneficial Owners and the Holders any right, remedy or claim under or by reason of this Agreement or any Warrant Certificate or of any covenant, condition, stipulation, promise or agreement hereof or thereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement or any Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns and of the Beneficial Owners and Holders.

SECTION 6.11. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 6.12. Severability. If any provision in this Agreement or in any Warrant Certificate shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 6.14. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the offices of the Warrant Agent and at the office of the Company at 350 Madison Avenue, New York, NY 10017, for inspection by any Holder. The Warrant Agent may require any such Holder to submit satisfactory proof of ownership for inspection by it.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEALTHCARE ACQUISITION PARTNERS CORP.

By:
Authorized Officer

MELLON INVESTOR SERVICES LLC

By:
Authorized Officer

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

THIS WARRANT CERTIFICATE (I) CANNOT BE TRANSFERRED OR EXCHANGED PRIOR TO                  , 2005, UNLESS FTN MIDWEST SECURITIES CORP. DETERMINES THAT AN EARLIER DATE IS ACCEPTABLE, BUT IN NO EVENT PRIOR TO                  , 2005, UNLESS INCLUDED WITH A SHARE OF COMMON STOCK OF HEALTHCARE ACQUISITION PARTNERS CORP. (THE “COMPANY”) AS PART OF A UNIT AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE LATER OF THE COMPANY’S COMPLETION OF A BUSINESS COMBINATION OR                  , 2006.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase

Common Stock, par value $.0001

As described herein.

HEALTHCARE ACQUISITION PARTNERS CORP.

No. ____________	CUSIP No. ____________

VOID AFTER 5:00 P.M., NEW YORK TIME,

ON                                  , 2010, OR UPON EARLIER REDEMPTION

This certifies that _________________________ or registered assigns is the registered holder of _______________ warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Healthcare Acquisition Partners Corp., a Delaware corporation (the “Company”), one share of the Company’s Common Stock (each, a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $5.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the later of the Company’s completion of a Business Combination (as defined below) or                      , 2006 and ending at 5:00 P.M., New York time, on                      , 2010 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to Mellon Investor Services LLC (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its stock transfer division at ______________________, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse of hereof and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

As used herein, the term “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of combination, of one or more operating businesses in the healthcare-related sector, having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar type of combination.

Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 1.02 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of                     , 2005 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 350 Madison Avenue, New York, NY 10017.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant

Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $8.50 per Share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company pursuant to this Article IV; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 2.04 of the Warrant Agreement.

Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a “Unit”), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Detachment Date, the above provisions shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of                          , 2005

HEALTHCARE ACQUISITION PARTNERS CORP.

By:
Authorized Officer

MELLON INVESTOR SERVICES LLC, as Warrant Agent

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. ________, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                     ,              (the “Exercise Date”),                  Warrants, evidenced by this Warrant Certificate, to purchase, of the shares of Common Stock (each, a “Share”) of Healthcare Acquisition Partners Corp., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Mellon Investor Services LLC, [address], in the amount of $                      in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ,

Name	(Please Print)

/ / / / - / / / - / / / / /
(Insert Social Security or Other Identifying Number of Holder)	Address

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:

By mail at:

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm ________________________

Address _____________________________

Area Code and Number _________________

Authorized Signature ___________________

Name _______________________________

Title ________________________________

Dated:                     , 200

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                                                                                            HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                          Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature
(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm ________________________

Address _____________________________

Area Code and Number _________________

Authorized Signature ___________________

Name _______________________________

Title ________________________________

Dated:                     , 200